Exhibit 10.5

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

(“Amendment”) is entered into by and between Rocket Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Aaron Ondrey (“Executive”) effective as of June 18, 2025 (the “Effective Date”).

WHEREAS, the Company and Executive entered into an Executive Employment Agreement dated March 25, 2024 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend certain provisions of the Employment Agreement;

NOW, THEREFORE, in consideration of the premises and for valuable consideration the receipt and sufficiency of which is acknowledged, the Company and Executive agree as follows:

1. Section 3(d) 4 of the Employment Agreement is amended by adding the following new paragraph at the end thereof:

A “Change in Control” will mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

Except as set forth in this Amendment, the Employment Agreement shall remain in full force and effect as written.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Effective Date.

Company: Rocket Pharmaceuticals, Inc. Executive:

By: Isabel Carmona

Name: Aaron Ondrey

Title: Chief Human Resources Officer